AMENDMENT TO THE
TRUST FOR ADVISED PORTFOLIOS
FUND ACCOUNTING SERVICING AGREEMENT

    THIS AMENDMENT to the Fund Accounting Servicing Agreement dated as of January 1, 2014, as amended (the “Agreement”), is entered into by and between TRUST FOR ADVISED PORTFOLIOS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”) and effective as of the last date on the signature block.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add a new series of the Trust, and;
WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Trust for Advised Portfolios:

Exhibit 1, the FRC Founders Index Fund is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR ADVISED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Christopher E. Kashmerick	By: /s/ Anita Zagrodnik
Name: Christopher E. Kashmerick	Name: Anita Zagrodnik
Title: President	Title: Senior Vice President 2/7/2020

Exhibit 1 to the Trust for Advised Portfolios Fund Accounting Servicing Agreement

Name of Series
FRC Founders Index Fund

Fund Accounting, Fund Administration & Portfolio Compliance, and Chief Compliance Officer (CCO) Services Fee Schedule at
Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule at
Annual Fee Based Upon Average Net Assets per Fund*
_ basis points on the first $_
_ basis points on the next $_
_ basis points on the next $_
_ basis points on the balance
Minimum Annual Fee: $_per fund

▪Additional fee of $_for funds other than for domestic equity
▪    Additional fee of $_for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor

Services Included in Annual Fee Per Fund
▪    Advisor Information Source – On-line access to portfolio management and compliance information.
▪    Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
▪    U.S. Bank Regulatory Administration (e.g., annual registration statement update)
▪    Core Tax Services – See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing Services
▪    $_– Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs, Total Return Swaps
▪    $_– Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
▪    $_– CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
▪    $_– Interest Rate Swaps, Foreign Currency Swaps
▪    $_– Bank Loans
▪    $_– Swaptions, Intraday money market funds pricing, up to 3 times per day
▪    $_– Credit Default Swaps
▪    $_ per Month Manual Security Pricing (>25per day)

NOTE: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.
Corporate Action and Factor Services (security paydown)
▪    $_per Foreign Equity Security per Month
▪    $_per Domestic Equity Security per Month
▪    $_ per CMOs, Asset Backed, Mortgage Backed Security per Month
Third Party Administrative Data Charges (descriptive data for each security)
▪    $_ per security per month for fund administrative data
SEC Modernization Requirements
▪    Form N-PORT – $_per year, per Fund
▪    Form N-CEN – $_ per year, per Fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
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Exhibit 1 (continued) to the Trust for Advised Portfolios Fund Accounting Servicing Agreement

Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average. Fees are calculated pro rata and billed monthly.

Advisor’s Signature below acknowledges approval of the Fund Accounting fee schedule on this Exhibit 1

First Republic Investment Management, Inc.

By: /s/ C.J. Wolfe
Name: Chris Wolfe
Title: Chief Investment Officer	Date: 2/5/2020

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